Exhibit 10.2

Amendment to the Employment Letter

of Frank Musto

Dated July 2, 2007

WHEREAS, you and Franklin Electronic Publishers Incorporated (the “Company”) have entered into an Employment Letter dated July 2, 2007; and

WHEREAS, the Company and you desire to amend and supplement such Employment Letter;

IT IS THEREFORE, agreed as follows:

In the event of a “Change of Control” (as defined below) of the Company during your employment by the Company, you will be entitled to payment(s) in an amount up to the amount of your annual salary under your Employment Letter payable as follows:

50% upon the occurrence of a “Change of Control” and 50% in the event of any termination of your employment (including “Constructive Termination”) by the Company or the acquiring or successor entity within one year after the Change of Control (except discharge for “Cause” or death), which termination shall constitute a “separation from service” under Section 409A of the Internal Revenue Code. Any such payment(s) shall be made in a lump sum five (5) days following such Change of Control or termination.

For purposes of this amendment “Change of Control” means, (i) the accumulation by a party or more than one party acting as a group (other than Bermuda Trust Co. Ltd. as trustee for James Simons) of common stock possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or (ii) a sale of all or substantially all of the assets of the Company.

Additionally, for purposes of this amendment, “Constructive Termination” means (i) the material diminution of your authority, duties or responsibilities; (ii) a material change in the geographic location at which you must perform your services for the company; or (iii) a material reduction in your salary. “Cause” means material non-performance of your duties or material injury or harm to the Company or the acquiring or successor entity caused by you. Notwithstanding the above in no event shall “Constructive Termination” be deemed to exist unless you shall have given the company written notice before your resignation and not more than three (3) months after you first have actual knowledge of the facts and circumstances allegedly constituting Constructive Termination, and stating that you intend to voluntarily resign for Constructive Termination and that, within twenty (20) days after receipt of such notice, the Company shall not have rescinded or otherwise cured, and held you harmless against, each of the events cited in your notice as a basis for Constructive Termination.

In addition, (i) upon a Change of Control, any stock options held by you shall fully vest immediately; and (ii) upon a termination (as defined above) following a Change of Control, your medical, dental and life insurance coverage (to the extent not taxable to you) shall continue at the Company’s sole cost for twelve months following your separation from service or, if earlier, the date that you obtain comparable insurance coverage in connection with new employment.

These provisions may be relied upon as an inducement to your continuing employment with the Company and, as such, may not be modified by the Company without your written consent. These provisions shall bind the Company and any successor or acquirer and the Company shall take any required steps to cause such successor or acquirer to assume the obligations of the Company hereunder.

In addition, your Employment Letter is hereby amended to clarify the Severance and Bonus provisions as follows:

(i)	severance payments will be made at your then current monthly base salary and commence on your termination date;

(ii)	such payments shall be made only in the event of a qualifying termination of employment occurring before, or more than one year following, a Change of Control;

(iii)	the “benefits” referenced in the Severance section of your Employment Letter are those specified in the “Benefits” section of your Employment Letter and shall commence on your termination date;

(iv)	any bonus payable to you on account of a fiscal year will be paid to you on July 31 of the next fiscal year in cash in a lump sum; and

(v)	“termination” as specified in the “Severance” section of your Employment Letter shall mean a “separation from services” as defined under Internal Revenue Code Section 409A.

If you are in agreement with this supplement and amendment to your Employment Letter, please countersign this copy below.

FRANKLIN ELECTRONIC PUBLISHERS INCORPORATED		ACCEPTED AND AGREED:

By:	/s/ Barry Lipsky	By:	/s/ Frank Musto
	Barry Lipsky, President & CEO		Frank Musto

Dated: December 19, 2008